LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

	That I,
WALTER E. EVANS, an officer of ACE Cash Express, Inc., a Texas corporation (the "Company"), have made, constituted and appointed Jay B. Shipowitz and Donald H. Neustadt, and each of them (with full power to act alone), my lawful attorneys-in-fact for me, in my name, place, and stead and on my behalf, to (1) prepare and sign any Form 3, 4 or Form 5 under Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), with the Securities and Exchange Commission and The Nasdaq Stock Market or any other stock exchange on which the Company's capital stock is listed, and (2) take or cause to be taken any and all actions that are necessary or appropriate in connection with the foregoing.

	That I hereby give and grant to my
said attorneys-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as I might or could do if I was personally present; authorize and empower my attorneys-in-fact to make appointment of attorney-in-fact by substitution; and ratify and confirm all such lawful acts that my attorneys-in-fact or their substitute may do or cause to be done by virtue hereof.

	That this Limited Power of Attorney shall become effective on the date of signature and shall continue until I revoke it in writing or until I am no longer subject to the requirements of Section 16, whichever is earlier, and shall not be affected by my disability or incompetence hereafter.

	IN WITNESS WHEREOF, I have signed this document on August 14, 2003.

Signature /s/William S. McCalmont
Print name
William S. McCalmont